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                                                                     EXHIBIT 4.1

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                            NEXTERA ENTERPRISES, INC.

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

                Nextera Enterprises, Inc., a Delaware corporation (the "Corporation") certifies that pursuant to the authority contained in Article Six of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation at a meeting duly called and held on December 14, 2000 adopted the following resolution which resolution remains in full force and effect on the date hereof:

                RESOLVED, that there is hereby established a series of authorized preferred stock having a par value of $.001 per share, which series shall be designated as "Series A Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and shall consist of 600,000 shares.

                RESOLVED FURTHER, that the Series A Preferred Stock shall have the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

                1. Certain Definitions.

                Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

                Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of Common Stock of the Corporation, including the Class A Common Stock and Class B Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of



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preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                Class A Common Stock. The term "Class A Common Stock" shall mean the Class A Common Stock, par value $.001 per share, of the Corporation.

                Class B Common Stock. The term "Class B Common Stock" shall mean the Class B Common Stock, par value $.001 per share, of the Corporation.

                Common Stock. The term "Common Stock" shall mean the Class A Common Stock and Class B Common Stock.

                Conversion Price. The term "Conversion Price" shall, for the period commencing on June 30, 2001 and extending until the date that is twenty-four months after the Initial Issue Date (the "Initial Conversion Price Period"), mean the lesser of (i) $3.00 or (ii) one hundred and fifty percent (150%) of the average of the Quoted Price of the Class A Common Stock for the final ten (10) Trading Days (defined below) immediately preceding June 30, 2001 (the "Initial Conversion Price"), and thereafter shall be reset at the lower of
(i) the Initial Conversion Price, or (ii) eighty percent (80%) of the average of the Quoted Price of the Class A Common Stock for the final thirty (30) Trading Days of the Initial Conversion Price Period (the "Reset Conversion Price"); provided, however, that in no event shall the Conversion Price of the Series A Preferred Stock be less than the Quoted Price of the Class A Common Stock on the last trading day prior to the Initial Issue Date, subject to adjustment as provided in paragraph 4 below.

                Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in subparagraph 2(c) below.

                Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the Dividend Payment Date to, but not including the next Dividend Payment Date.

                Exchange Date. The term "Exchange Date" shall have the meaning set forth in subparagraph 6(b) below.

                Exchange Debentures. The term "Exchange Debentures" shall mean debentures of Nextera Enterprises, Inc. in a form substantially similar (and with respect to economic terms identical, including, if applicable, identical subordination agreements as in effect immediately prior to the Initial Issue
Date) to that certain Amended and Restated Debenture of Nextera Enterprises, Inc., in the original principal amount of $24,970,000 dated as of December 31, 1997, as amended, except that the original issue date of the Exchange Debentures shall be the Exchange Date.

                Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series A Preferred Stock are first issued by the Corporation.

                Junior Stock. The term "Junior Stock" shall mean, for purposes of paragraph 2 below, Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any dividends in any Dividend Period unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock shall have been



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so paid or declared and set apart for payment, and for purposes of paragraph 3 below, shall mean Common Equity and any class or series of stock of the Corporation authorized after the Initial Issue Date which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

                Liquidation Preference. The term "Liquidation Preference" shall mean $100 per share.

                Parity Stock. The term "Parity Stock" shall mean, for purposes of paragraph 2 below, any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive payment of dividends on a parity with the Series A Preferred Stock, and for purposes of paragraph 3 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Preferred Stock.

                PIK Dividends. The term "PIK Dividends" shall have the meaning set forth in subparagraph 2(b) below.

                Premium Redemption Price. The term "Premium Redemption Price" shall have the meaning set forth in subparagraph 5(b) below.

                Quoted Price. The term "Quoted Price" with respect to either the Class A Common Stock or another security shall mean the last reported sales price of the applicable security as reported by the National Association of Securities Dealers, Inc. Automatic Quotations System, National Market System, or, if the applicable security is listed or admitted for trading on a securities exchange, the last reported sales price of the applicable security on the principal exchange on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Corporation shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by a majority of holders of shares of Series A Preferred Stock, and any dispute shall be resolved at the Corporation's cost, by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders of Series A Preferred Stock and shall be made in good faith and be conclusive absent manifest error.

                Record Date. The term "Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a dividend is declared; provided, however, that such Record Date shall not be more than thirty (30) days nor less than ten (10) days prior to the respective Dividend Payment Date or such other date designated by the Board of Directors for the payment of dividends.

                Redemption Date. The term "Redemption Date" shall have the meaning set forth in subparagraph 5(c) below.

                Redemption Price. The term "Redemption Price" shall mean a price per share equal to the Liquidation Preference together with accrued and unpaid dividends thereon to the Redemption Date.

                Reset Conversion Price. The term "Reset Conversion Price" shall have the meaning set forth in the definition for Conversion Price in this paragraph 1.



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                Senior Stock. The term "Senior Stock" shall mean, for purposes of paragraph 2 below, any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive dividends, and for purposes of paragraph 3 below, shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Series A Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

                Trading Day. The term "Trading Day" with respect to the Common Stock shall mean any day on which any market in which the Common Stock is then traded and in which a Quoted Price may be ascertained is open for business.

                2. Dividends.

                (a) Subject to the prior preferences and other rights of any Senior Stock as to dividends, the record holders of Series A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Except as provided in paragraph 6 below, such dividends shall be cumulative and shall be payable at the rate of ten percent (10%) per annum of the Liquidation Preference for the period commencing on the Initial Issue Date and extending for through and including June 30, 2001. Thereafter, such dividend shall be cumulative and shall be payable at the rate of seven percent (7%) per annum of the Liquidation Preference.

                (b) Dividends on the Series A Preferred Stock shall be paid in cash, or at the option of the Corporation, in substitute in whole or in part for such cash, in additional fully paid and nonassessable shares of Series A Preferred Stock legally available for such purpose (such dividends paid in kind being herein called "PIK Dividends"). Dividends of additional shares of Series A Preferred Stock shall be paid by delivering to each record holder of Series A Preferred Stock a number of additional shares of Series A Preferred Stock determined by dividing the total amount of the cash dividend which otherwise would be payable on the Dividend Payment Date to such holder (rounded to the nearest whole cent) by the Liquidation Preference, rounded up to the nearest whole share. The issuance of any such PIK Dividend in such amount shall constitute full payment of such dividend. In no event shall the election by the Corporation to pay dividends, in whole or in part, in cash or in additional shares of Series A Preferred Stock preclude the Corporation from making a different election with respect to all or a portion of the dividends to be paid on the Series A Preferred Stock on any subsequent Dividend Payment Date. Any additional shares of Series A Preferred Stock issued pursuant to this paragraph shall be governed by this resolution and shall be subject in all respects, except as to the date of issuance and date from which dividends accrue and cumulate as set forth below, to the same terms as the shares of Series A Preferred Stock originally issued hereunder. All dividends (whether payable in cash or in whole or in part in additional shares of Series A Preferred Stock) paid pursuant to this paragraph shall be paid in equal pro rata proportions of such cash and/or shares of Series A Preferred Stock to the holders entitled thereto.

                (c) Dividends on shares of Series A Preferred Stock shall accrue and be cumulative from the date of issuance of such shares. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Corporation on March 15, June 15, September 15, and December 15 of each year (a "Dividend Payment Date"), commencing on March 15, 2001 and for shares paid as PIK Dividends, commencing on the first Dividend Payment Date after such shares are issued. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued



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dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Series A Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual rate per share set forth in subparagraph 2(a) above. Dividends shall be paid to the holders of record of the Series A Preferred Stock as their names shall appear on the share register of the Corporation on the Record Date for such dividend. Dividends payable in any Dividend Period which is less than a full Dividend Period in length will be computed on the basis of a ninety (90) day quarterly period and actual days elapsed in such Dividend Period. If a cash dividend may not legally be paid in the full amount to which shares of Series A Preferred Stock are entitled with respect to any Dividend Period, dividends in the full preferential amount hereby provided shall be, to the extent legally and contractually permissible, declared and paid as PIK Dividends. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date therefor.

                (d) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and of any Parity Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled. For purposes of this subparagraph, the amount of legally available PIK Dividends shall be deemed funds available for payment of dividends, but shall not require payment of PIK Dividends on Parity Stock.

                (e) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

                (f) So long as any shares of Series A Preferred Stock shall be outstanding, without the written approval of holders of a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall not declare, pay or set apart for payment on any Junior Stock any dividends whatsoever, whether in cash, property or otherwise (other than dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased, redeemed or otherwise acquired by the Corporation.

                3. Distributions Upon Liquidation, Dissolution or Winding Up.

                (a) In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, but before any payment or distribution shall be made to the holders of Junior Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation in cash or property at its fair market value as determined by the Board of Directors of the Corporation the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid thereon to the date of such liquidation or dissolution or such other winding up.



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Except as provided in this paragraph, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference per share plus an amount equal to all dividends accrued and unpaid on the Series A Preferred Stock and the full liquidating payments on all Parity Stock, then the assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series A Preferred Stock and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

                (c) The merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving corporation or any other transaction which results in the Corporation's stockholders immediately prior to such transaction owning less than 50% of the Corporation's voting power immediately after such transaction, or the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 3. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity.

                4. Conversion Rights.

                (a) Subject to and upon compliance with the provisions of this paragraph 4, each share of Series A Preferred Stock shall, at the option of the holder thereof, be convertible at any time after June 30, 2001 into that number of fully paid and non-assessable shares of Class A Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the Liquidation Preference by the Conversion Price in effect at such time and by surrender of such share so to be converted in the manner provided in paragraph 4(b).

                (b) In order to exercise the conversion privilege, the holder of one or more shares of Series A Preferred Stock to be converted shall surrender such shares at any of the offices or agencies to be maintained for such purpose by the Corporation accompanied by the funds, if any, required by the last paragraph of this section 4(b) and shall give written notice by first class mail, postage prepaid, to the Corporation at such office or agency that the holder elects to convert the shares of Series A Preferred Stock specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Class A Common Stock which shall be issuable in such conversion shall be issued. Each share of Series A Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share is registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. As promptly as practicable after the surrender of such shares of Series A Preferred Stock and the receipt of such notice, instruments of transfer and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such holder, or on his written order a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such share of Series A Preferred Stock in accordance with the provisions of this paragraph 4 and a check or cash in respect of any fractional interest in a share of Class A Common Stock arising upon such conversion, as provided in paragraph 4(c).



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                Each conversion shall be deemed to have been effected
immediately prior to the close of business on the date on which such shares of Series A Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation. No adjustment shall be made for dividends accrued on any shares of Series A Preferred converted as provided in this paragraph.

                (c) No fractional shares or scrip representing fractions of shares of Class A Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional interest in a share of Class A Common Stock which would otherwise be deliverable upon the conversion of any share of Series A Preferred Stock, the Corporation shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the Quoted Price of the Class A Common Stock on the business day next preceding the day of conversion multiplied by the fractional interest that otherwise would have been deliverable upon conversion of such share.

                (d) The Conversion Price shall be subject to adjustment from time to time by the Corporation as follows:

                        (i) In case the Corporation shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, then in each such case the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph 4(d)(i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph 4(d)(i), the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                        (ii) In case the Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price



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per share less than the current market price per share (as determined pursuant to paragraph 4(d)(iv)) of the Common Stock (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Corporation in effect at the time hereof or any other similar plan adopted or implemented hereafter), then the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate).

                        (iii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock or capital stock (other than Common Stock), evidences of its indebtedness or assets (including securities and cash, but excluding any cash dividends paid by the Corporation in the ordinary course, and excluding dividends or distributions payable in stock for which adjustment is made pursuant to paragraph 4(d)(i) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in paragraph 4(d)(ii)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the current market price per share as determined pursuant to paragraph 4(d)(iv) of the Common Stock less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed by the Corporation with the stock transfer or conversion agent, as appropriate) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                        (iv) For the purpose of any computation under paragraphs 4(d)(ii) and (iii), the current market price per share of Common Stock on any date shall be deemed to be the



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average of the Quoted Price for the shorter of (A) 30 consecutive Trading Days ending on the last full trading day prior to the Time of Determination or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last full Trading Day prior to the Time of Determination. For purposes of the foregoing, the term "Time of Determination" shall mean the time and date of the earlier of (I) the record date for determining stockholders entitled to receive the rights, warrants or distributions referred to in paragraphs 4(d)(ii) and
(iii) or (II) the commencement of "ex-dividend" trading on the exchange or market referred to in the definition of Quoted Price.

                        (v) If the Corporation shall issue any Common Stock (other than "Excluded Stock," as defined below, or stock dividends, subdivisions, split-ups, combinations or dividends which are covered by paragraph 4(d)(i)), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock (with such Conversion Price for the period until June 30, 2001 deemed to be $3.00), the Conversion Price in effect immediately after each such issuance shall forthwith be adjusted to a price determined by multiplying the Conversion Price in effect immediately prior to the issuance of such Common Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of additional shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such additional shares of Common Stock so issued.

        For the purposes of any adjustment of a Conversion Price pursuant to this paragraph 4(d)(v), the following provisions shall be applicable:

                        (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                        (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors of the Corporation.

                        (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock),
(ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock):

                (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise



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of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                        (vi) "Excluded Stock" shall mean:

                (A) All shares of capital stock issuable upon conversion of shares of Series A Preferred Stock;

                (B) All shares of Common Stock or other securities issued to employees, consultants or directors pursuant to stock option, stock grant, stock purchase or similar plans or arrangements approved by the Board of Directors, including without limitation upon the exercise of options currently outstanding;

                (C) All shares of Common Stock or other securities issued as a dividend or other distribution in connection with which an automatic adjustment in the Conversion Price is made; or

                (D) All shares of Common Stock issued pursuant to warrants or other convertible securities outstanding as of the Initial Issue Date.

        All outstanding shares of Excluded Stock (including any shares issuable upon conversion of the Series A Preferred Stock or upon exercise of outstanding options, warrants or other convertible securities, but excluding shares reserved for issuance for option plans for which options have not yet been granted) shall be deemed to be outstanding for all purposes of the computations of paragraph 4(d)(v) above.

                        (vii) In any case in which this paragraph 4(d) shall require that an adjustment be made immediately following a record date or an effective date the Corporation may elect to defer (but only until the filing by the Corporation with the stock transfer or conversion agent, as the case may be, of the certificate required by paragraph 4(d)(ix)) issuing to the holder of any share of Series A Preferred Stock converted after such record date or effective date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

                        (viii) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least one percent of such price; provided, however, that any adjustments which by reason of this paragraph (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4(d) shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be. Anything in this paragraph 4(d) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this paragraph 4(d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients. Except as set forth in paragraphs 4(d)(i), (ii), (iii) and (iv) above, the Conversion Price shall not be adjusted for the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

                        (ix) Whenever the Conversion Price is adjusted as herein provided, (A) the Corporation shall promptly file with the stock transfer or conversion agent, as appropriate, a certificate setting forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) the Corporation shall also mail or cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series A Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price. The stock transfer or conversion agent, as the case may be, shall not be under any duty or responsibility with respect to the certificate required by this paragraph 4(d)(ix) except to exhibit the same to any holder of shares of Series A Preferred Stock who requests to inspect it.

                        (x) In the event that at any time, as a result of an adjustment made pursuant to paragraph 4(d), the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Class A Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Common Stock contained in this paragraph.

                        (xi) The Corporation from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Conversion Price is so decreased, the Corporation shall mail to holders of record of shares of Series A Preferred Stock a notice of the decrease at least 15 days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

                (e) In case:

                        (i) the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to paragraph 4(d); or

                        (ii) the Corporation shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

                        (iii) there shall be any reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any merger or consolidation to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

                        (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then in each such case the Corporation shall cause to be given to the holders of shares of Series A Preferred Stock and the stock transfer or conversion agent, as appropriate, as promptly as possible, but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such action or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution, rights or warrants are to be determined, or (B) the date on which such reorganization, reclassification, merger, consolidation, sale, transfer, statutory exchange, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, statutory exchange, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity or the proceedings described in paragraphs 4(e)(i), (ii), (iii) or (iv).

                (f) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class A Common Stock or its issued shares of Class A Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Series A Preferred Stock, the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted and on or before (and as a condition of) taking any action that would cause an adjustment of the Conversion Price resulting in an increase in the number of shares of Class A Common Stock deliverable upon conversion above the number thereof previously reserved and available therefor, the Corporation shall take all such action so required. For purposes of this paragraph 4(f), the number of shares of Class A Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series A Preferred Stock were held by a single holder.

                Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Class A Common Stock deliverable upon conversion of the shares of Series A Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A Common Stock at such adjusted Conversion Price.

                (g) The Corporation shall pay any and all documentary stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Class A Common Stock upon conversions of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the shares of Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                (h) If the Common Stock issuable upon the conversion of shares of Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, either by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for in paragraph 3(c) above), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                The above provisions of this paragraph 4(h) shall similarly apply to successive mergers, consolidations, sales, transfers or statutory exchanges.

                (i) Covenant as to Common Stock. The Corporation covenants that all shares of Common Stock which may be delivered upon conversions of shares of Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

            5. Optional Redemption by the Corporation

            (a) The Series A Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation at the Redemption Price, commencing on the Initial Issue Date and continuing through and including June 30, 2001.

            (b) On or after the fourth anniversary of the Initial Issue Date, the Series A Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, provided that the average of the Quoted Price of the Class A Common Stock for the thirty (30) trading days preceding the date that the Corporation provides notice of such redemption to the holders of the Series A Preferred Stock is at least one hundred and fifty percent (150%) of the Reset Conversion Price. For the twelve-month period commencing on the fourth anniversary of the Initial Issue Date any Series A Preferred Stock redeemed by the Corporation pursuant to this subparagraph 5(b) shall be redeemed at one hundred and six percent (106%) of the Redemption Price (the "Premium Redemption Price"). On each subsequent anniversary of the Initial Issue Date, the Premium Redemption Price shall decrease by 100 basis points for the following twelve-month period. Commencing on the tenth anniversary of the Initial Issue Date and thereafter, the Premium Redemption Price shall be equal to the Redemption Price.


                (c) The date fixed by the Corporation on which the Redemption Price or Premium Redemption Price is paid is referred to as the "Redemption Date."

                (d) In case of redemption of less than all shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot, among such applicable series, as determined by the Corporation in its sole discretion.

                (e) Notice of any redemption shall be sent by or on behalf of the Corporation not more than thirty (30) days nor less than seven (7) days prior to the Redemption Date, by first class mail, postage prepaid, to all holders of record of the Series A Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. Such notice shall state: (i) the Redemption Date; (ii) the Redemption Price or the Premium Redemption Price, as applicable; (iii) the number of shares of Series A Preferred to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price or Premium Redemption Price, as applicable; and (v) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the Redemption Date specified thereon all shares called for redemption.

                (f) If notice has been mailed in accordance with subparagraph 5(e) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price or the Premium Redemption Price, as applicable) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price or Premium Redemption Price, as applicable. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                (g) Any funds deposited with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that:

                        (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

                        (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                (h) No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Redemption Price or the Premium Redemption Price, as applicable.

                (i) Notwithstanding the foregoing provisions of this paragraph 5, unless the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed.

                (j) All shares of Series A Preferred Stock redeemed pursuant to this paragraph 5 shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock.

                (k) All decisions to be made by the Corporation relating to optional redemption of the Series A Preferred Stock under this paragraph 5 shall be made by a committee of the Corporation's Board of Directors comprised entirely of directors who are independent of any holder of the Series A Preferred Stock. The Corporation's Board shall cause such an independent committee to be formed and properly constituted upon the written request of any member of the Board of Directors. In the event, however, that it is not possible for such a committee of independent directors to so serve, then the Corporation shall use an alternative means to cause all such decisions to be made independent of the interests of any holder of Series A Preferred Stock.

                6. Exchange.

                (a) The Corporation, at its option, may, commencing on the Initial Issue Date and continuing through and including June 30, 2001, exchange all or a portion of the shares of Series A Preferred Stock then outstanding for the Exchange Debentures. If the Corporation elects to exercise this exchange option, each holder of shares of the Series A Preferred Stock subject to such exchange option will be entitled to receive on the Exchange Date (as defined below) an Exchange Debenture having an aggregate principal amount equal to the Liquidation Preference, plus accrued and unpaid dividends (computed pursuant to the following sentence), for all outstanding shares of Series A Preferred Stock held by such holder. Solely for purpose of determining the principal amount of the Exchange Debenture to be issued pursuant to this paragraph 6, the shares of Series A Preferred Stock subject to the exchange shall be deemed to have accrued dividends at the rate of twelve percent (12%) per annum of the Liquidation Preference retroactive to the Initial Issue Date of such shares.

                (b) Notice of the intention to exchange shall be sent by or on behalf of the Corporation not more than thirty (30) days nor less than seven (7) days prior to the date fixed for the exchange (the "Exchange Date"), by first class mail, postage prepaid, to all holders of record of Series A Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the exchange of any Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to a holder to whom notice was defective. Such notice shall state: (i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange; and (iii) that dividends on the shares to be exchanged will cease to accrue on the Exchange Date. The Exchange Debentures to be issued in exchange shall be duly executed and issued as of the Exchange Date and the Corporation will pay interest on the Exchange Debentures at the rate and on the dates specified in such Exchange Debenture from the Exchange Date.

                (c) The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of Exchange Debentures in exchange for shares of Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Exchange Debentures in a name other than that in which the shares of Series A Preferred Stock so exchanged were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                (d) If notice of any exchange by this Corporation pursuant to this paragraph 6 shall have been mailed as provided in subparagraph 6(b) above, and if on or before the Exchange Date the Exchange Debentures shall have been duly executed and issued, then on and after the close of business on the Exchange Date, the shares of Series A Preferred Stock to be exchanged, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock, and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holder thereof to receive upon surrender of their certificates the Exchange Debentures.

                (e) All decisions to be made by the Corporation relating to exchange of Series A Preferred Stock for Exchange Debentures under this paragraph 6 shall be made by a committee of the Corporation's Board of Directors comprised entirely of directors who are independent of any holder of the Series A Preferred Stock. The Corporation's Board shall cause such an independent committee to be formed and properly constituted upon the written request of any member of the Board of Directors. In the event, however, that it is not possible for such a committee of independent directors to so serve, then the Corporation shall use an alternative means to cause all such decisions to be made independent of the interests of any holder of Series A Preferred Stock.

                7. Voting Rights.

                Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the

Corporation for their action or consideration. Except as provided by law holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

                8. Protective Provisions. For so long as shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 50% of the outstanding shares of Series A Preferred Stock:

                (i) Create Any New Class or Series. Authorize, create or issue any new class or series of stock having any preference or priority superior to or on a par with the Series A Preferred Stock.

                (ii) No Adverse Change to Charter. Amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation if such action would adversely alter or change in any material respect the rights, preferences, privileges or restrictions of the Series A Preferred Stock.

                (iii) Incur Any Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course business.

                9. Exclusion of Other Rights.

                Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

                10. Headings of Subdivisions.

                The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                11. Severability of Provisions.

                If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by David Schneider, President and Chief Executive Officer, and attested by Stanley E. Maron, its secretary, this 14th day of December, 2000.

                                            NEXTERA ENTERPRISES, INC.


                                            By: /s/ Michael P. Muldowney
                                               ---------------------------------
                                            Michael P. Muldowney
                                            Chief Financial Officer

ATTEST:


By: /s/ Stanley E. Maron
   ---------------------------------
   Stanley E. Maron, Secretary